Exhibit 10.25

ALLONGE AND AMENDMENT NO. ONE

TO PROMISSORY NOTE

MAKER:	TOR MINERALS INTERNATIONAL, INC.
ORIGINAL PRINCIPAL SUM:	$500,000.00
DATE OF NOTE:	December 12, 2003
PAYEE:	PAULSON RANCH, LTD.

This instrument is an allonge and amendment to the Promissory Note described above. The said Promissory Note is hereby amended as follows:

The "maturity date" shall be extended from February 15, 2005, to February 15, 2006, at which time all unpaid principal and accrued interest shall be due and payable. Accrued interest shall continue to be due and payable on a monthly basis on February 15, 2005, and on the same day of each succeeding month thereafter, and at maturity.

Except as so amended, all of the other terms and conditions of said Promissory Note shall remain in full force and effect.

EXECUTED effective the 1st day of February, 2005.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

HOLDER:	MAKER:
PAULSON RANCH, LTD.	TOR MINERALS INTERNATIONAL, INC.
By: Paulson Ranch Management, LLC

By: ____________________________ Bernard A. Paulson Its Member	By: ____________________________ Richard L. Bowers Its President and CEO